November 30, 1999



Mr. J. Bennett Johnston, Jr.
1317 Merrie Ridge Road
McLean, VA  22101

Dear Mr. Johnston:


The purpose of this letter is to confirm the automatic renewal of your Consulting Agreement dated January 7, 1997.

Your contract will renew for an additional one year period beginning
January 1, 2000, and ending December 31, 2000. All other terms and conditions of the Agreement between you and FM Services shall remain the same.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this letter and returning one to me.

Very truly yours,



Michael J. Arnold
President




AGREED TO AND ACCEPTED


BY:  ________________________________________
    	J. Bennett Johnston, Jr.


DATE:  ______________________________________